Exhibit 21.1

SUBSIDIARIES OF NOVELLUS SYSTEMS, INC. (a California corporation)

Name	Jurisdiction
Novellus Systems Export, Inc.	Barbados
GaSonics World Trade Inc.	Barbados
Novellus Systems International, LLC	California, United States
Angstron Systems, Inc.	California, United States
Gamma Precision Technology	California, United States
Simation	Canada
Novellus Systems International Holdings Ltd.	Cayman Islands
Novellus Systems Semiconductor Equipment Shanghai Co. Ltd.	China
Novellus Systems International Trading (Shanghai) Co. Ltd.	China
Novellus International Holdco, Inc.	Delaware, United States
SpeedFam-IPEC International Services, LLC	Delaware, United States
Tmation Inc.	Delaware, United States
Novellus Development Company, LLC	Delaware, United States
Novellus Systems SARL	France
Novellus Singapore Pte. Ltd., France Branch	France
Novellus Systems GmbH	Germany
Novellus Systems Service GmbH	Germany
NHL Sub GmbH	Germany
Peter Wolters GmbH	Germany
Novellus Systems (H.K.) Limited	Hong Kong
Novellus Systems Service (Hong Kong) Limited	Hong Kong
Peter Wolters of America, Inc.	Illinois, United States
Novellus Systems (India) Pvt. Ltd.	India
Novellus Systems Ireland Ltd.	Ireland
GaSonics Ireland Ltd.	Ireland
Novellus Systems Israel Ltd.	Israel
GaSonics Israel Ltd.	Israel
Novellus Systems Italy SRL	Italy
Peter Wolters Japan Co., Ltd.	Japan
Novellus Systems Japan, G.K.	Japan
Novellus Singapore Pte. Ltd., Japan Branch	Japan
SpeedFam IPEC (Malaysia) Sdn. Bhd.	Malaysia
Novellus Systems (Malaysia) Sdn. Bhd.	Malaysia
Novellus Singapore Pte. Ltd., Malaysia Branch	Malaysia
Novellus Systems BV	Netherlands
Novellus Systems International BV	Netherlands
Voumard, Inc.	New York, United States
Novellus Korea LLC	Republic of South Korea
Novellus Singapore Pte. Ltd., Korea Branch	Republic of South Korea
Novellus Systems International BV, Singapore Branch	Singapore
Novellus Singapore Pte. Ltd.	Singapore
Novellus Singapore Holdings Pte. Ltd.	Singapore
Novellus Systems Inc., Singapore Branch	Singapore
Novellus Systems (Schweiz) Holding GmbH	Switzerland
Voumard Machines Co SARL	Switzerland
Novellus Systems (H.K.) Limited, Taiwan Branch	Taiwan
Novellus Systems Service (Hong Kong) Limited, Taiwan Branch	Taiwan
Peter Wolters UK Ltd.	United Kingdom
Novellus Systems UK Limited	United Kingdom
Novellus Vietnam LLC	Vietnam